                                                                     EXHIBIT 1.1


--------------------------------------------------------------------------------


                              PLC CAPITAL TRUST IV

                                 --------------


                 7.25% Trust Originated Preferred Securities-SM-*
                                   ("TOPrS-SM-")
                        guaranteed to a limited extent by
                           PROTECTIVE LIFE CORPORATION

                               PURCHASE AGREEMENT

Dated: September 20, 2002

--------------------------------------------------------------------------------

--------------
* -SM-"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                         4,000,000 Preferred Securities

                              PLC CAPITAL TRUST IV
                               (A Delaware Trust)

        7.25% Trust Originated Preferred Securities-SM- ("TOPrS-SM-"*)
              (Liquidation Amount of $25.00 per Preferred Security)
                               PURCHASE AGREEMENT

                            ------------------------

                                                              September 20, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & -SM-ith Incorporated
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Wachovia Securities, Inc.
Morgan Keegan & Company, Inc.
SunTrust Capital Markets, Inc.
    as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & -SM-ith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center

New York, New York 10281

Ladies and Gentlemen:

PLC Capital Trust IV (the "Trust"), a statutory trust organized under the Statutory Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.), and Protective Life Corporation, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & -SM-ith Incorporated ("Merrill Lynch"), A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Wachovia Securities, Inc., Morgan Keegan & Company, Inc. and SunTrust Capital Markets, Inc., as representatives (in such capacity, collectively, the "Representatives") of the several Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,000,000 7.25% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust (the "Initial Securities") and an additional 600,000 7.25% Trust Originated Preferred Securities of the Trust which the Underwriters have the option to purchase on the terms set forth in Section 2(b) hereof (the "Option Securities" and, together with the Initial Securities, the "Preferred Securities". The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities

--------------
* -SM-"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

Guarantee") pursuant to the Preferred Securities Guarantee Agreement, to be dated as of September 25, 2002 (the "Preferred Securities Guarantee Agreement"), between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), and in certain circumstances described in the Prospectus (as defined herein) the Trust will distribute Subordinated Debt Securities (as defined herein) to holders of Preferred Securities. The Preferred Securities, the related Preferred Securities Guarantee and the Subordinated Debt Securities are collectively referred to herein as the "Securities."

                  Prior to the purchase and public offering of the Preferred Securities by the several Underwriters, the Offerors and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-80769) covering the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the sale of securities of the Company, the Trust and certain other statutory trusts organized under the Delaware Act, including the Securities, have filed such amendments thereto, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. Promptly after the execution and delivery of this Agreement, the Offerors will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a "preliminary prospectus." Such registration statement, excluding the exhibits thereto and schedules thereto, if any, but including the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are in-corporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

                  The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement and the Pricing Agreement have been executed and delivered. The entire proceeds to the Trust from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement, to be dated as of August 22, 2001 (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), between the Company and the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase the $103,093,000 aggregate principal amount of 7.25% Subordinated Debentures due 2032, Series E (the "Subordinated Debt Securities") to be issued by the Company under the Indenture (as defined herein). The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of September 25, 2002 (the "Declaration"), among the Company, as Sponsor, Richard Bielen and Jerry W. DeFoor, as trustees (the "Regular Trustees"), and Wilmington Trust Company, as institutional trustee (the "Institutional Trustee") and as Delaware trustee (the "Delaware Trustee" and, together with the Institutional Trustee and the Regular Trustees, the "Trustees"). The Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture dated as of June 1, 1994 (the "Base Indenture"), between the Company and The Bank of New York (as successor to AmSouth Bank), as trustee (the "Debt Trustee"), as supplemented by (i) Supplemental Indenture No. 1, dated as of June 9, 1994 ("Supplemental Indenture No. 1"), (ii) Supplemental Indenture No. 2, dated as of August 1, 1994 ("Supplemental Indenture No. 2"), (iii) Supplemental Indenture No. 3, dated as of April 29, 1997 ("Supplemental Indenture No.3"), (iv) Supplemental Indenture No. 4, dated as of November 20, 1997 ("Supplemental Indenture No.4"), (v) Supplemental Indenture No. 5, dated as of August 22, 2001 ("Supplemental Indenture No.5") and (vi) Supplemental Indenture No. 6, to be dated as of September 25, 2002 ("Supplemental Indenture No. 6" and, together with the Base Indenture and all other amendments and supplements thereto in effect on the date hereof, the "Indenture"), between the Company and the Debt Trustee.

        SECTION 1. REPRESENTATIONS AND WARRANTIES.

                  (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") and as of the Closing Time and each Date of Delivery, each as referred to in Section 2 hereof as follows:

                  (i) The Offerors meet, and at the respective times of the commencement and consummation of the public offering of the Securities will meet, the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Offerors, threatened by the Commission.

                  (ii) At the respective times the Registration Statement and any post-effective amendment thereto (including the filing of any amendment to the Company's most recent Annual Report on Form 10-K with the Commission) became effective, at the Representation Date and at the Closing Time and each Date of Delivery, such Registration Statements and such amendments and supplements thereto complied and will comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the Trust Indenture Act of 1939, as amended (the "1939 Act") (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Representation Date and at the Closing Time and each Date of Delivery, the Prospectus and any amendments or supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from
(A) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act of the Delaware Trustee, the Institutional Trustee, the Debt Trustee or the Guarantee Trustee or
(B) the information contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by any Underwriter through Merrill Lynch specifically for inclusion in the Registration Statement or the Prospectus and actually included therein.

                  (iii) Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, complied as to form when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical in all material respects to the electronically tran-SM-itted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (iv) The documents incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Representation Date and at the Closing Time and each Date of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (v) PriceWaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial information and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

                  (vi) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; the Trust is and will (under current law) be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to GAAP.

                  (vii) The Common Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered by the Trust to the Company against payment therefore as described in the Registration Statement and the Prospectus, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time and each Date of Delivery all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (viii) This Agreement has been, and as of the Representation Date the Pricing Agreement will have been, duly authorized, executed and delivered by each of the Offerors.

                  (ix) The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Institutional Trustee and the Delaware Trustee, the Declaration will, at the Closing Time and any Date of Delivery, be a valid and binding obligation of the Company, the Trust and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) (collectively, the "Bankruptcy Exceptions") and will conform in all material respects to the description thereof contained in the Prospectus; and the Declaration has been duly qualified under the 1939 Act.

                  (x) Each of the Guarantees and the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Prospectus; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                  (xi) The Preferred Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration therefore as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust (provided that the holders of the Preferred Securities may be obligated to make certain payments as set forth in the Declaration) and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

                  (xii) Each of the Regular Trustees is an employee of the Company and has been authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (xiii) The Indenture has been duly authorized by the Company; each of the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4 and Supplemental Indenture No. 5 does constitute, and Supplemental Indenture No. 6, when validly executed and delivered by the Debt Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent the enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform in all material respects to the description thereof contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

                  (xiv) The Subordinated Debt Securities have been duly authorized by the Company and, when validly executed by the Debt Trustee, authenticated in the manner provided for in the Indenture and delivered against payment therefore as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

                  (xv) None of the Offerors is, and after giving effect to the offering and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, none of the Offerors will be, an "investment company" or an entity "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xvi) No authorization, approval, consent or order of any court or insurance regulatory authority or other governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the Common Securities Guarantee or the offering, issuance or sale of the Securities as contemplated hereby, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

                  (xvii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i)
(x) any material change in the capital stock or (y) any increase in the long-term debt of the Company or any of its subsidiaries in excess of $10 million, (ii) any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole or (iii) any reduction in the statutory capital or surplus of the Company's subsidiaries engaged in the business of insurance (each an "Insurance Subsidiary," and collectively, the "Insurance Subsidiaries"), taken as a whole, in excess of $15 million, in each case otherwise than as set forth or contemplated in the Prospectus.

                  (xviii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                  (xix) Each of Protective Life Insurance Company ("Protective Life") and West Coast Life Insurance Company ("West Coast"), (each a "Material Subsidiary" and, collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                  (xx) Each of the Material Subsidiaries is duly organized and licensed as an insurance company in its state of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized, with corporate power to conduct its business as described in the Prospectus (except for any such jurisdiction in which the failure to be so licensed or authorized would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, considered as a whole); and except as otherwise specifically described in the Prospectus, neither the Company nor such Material Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance regulatory authority is needed to be obtained by either of the Company or Protective Life Insurance in any case where it would be reasonably expected that the failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, considered as a whole.

                  (xxi) Except as disclosed in the Prospectus, there are no actions, suits or proceedings before or by any government, governmental instrumentality or court, domestic or foreign, now pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity (if applicable) or results of operations of the Company and its subsidiaries, or materially adversely affect the ability of the Company to perform its obligations hereunder or under the Pricing Agreement or the consummation of the transactions contemplated by this Agreement or the Pricing Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (xxii) The Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on July 1, 1997 (the "Certificate of Trust"), and neither the Company nor any Material Subsidiary is in violation of its charter or by-laws. None of the Company, any Material Subsidiary or the Trust is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets may be subject, except for such defaults that would not be reasonably expected to result in any material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Material Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business. None of the execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated hereby and thereby and compliance by the Offerors with their respective obligations hereunder and thereunder did or will result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under, (A) the Certificate of Trust of the Trust or the charter or by-laws of the Company or any Material Subsidiary, (B) any contract, indenture, mortgage, note, lease, agreement or other instrument to which any of the Trust, the Company and the Material Subsidiaries is a party or by which any of them may be bound, or any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality, insurance regulatory authority or court, domestic or foreign, having jurisdiction over the Trust, the Company or any Material Subsidiary or any of their respective property or assets, or did or will result in the creation or imposition of any lien on the property or assets of the Trust, the Company or any Material Subsidiary, except, in the case of the foregoing clause (B), for such defaults, consents or liens which would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Material Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                  (b) Each certificate signed by any officer of the Company or a Regular Trustee and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Trust, as the case may be, to each Underwriter as to the matters covered thereby.

           SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

                  (a) The terms and rights of the Preferred Securities shall be as specified in the Pricing Agreement.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Offerors hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,00 Pre-ferred Securities at the price per Preferred Security set forth in the Pricing Agreement. The option hereby granted will expire at the close of business on the 30th calendar day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Offerors setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase the same percentage of the total number of Option Securities then being purchased as such Underwriter is purchasing of the Initial Securities as set forth in Schedule I to the Pricing Agreement opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first business day prior to Closing Time) shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 10:00 A.M. New York time on the third business day (unless postponed in accordance with the provisions of Section 10) after execution of the Pricing Agreement, or such other time not later than two business days after such date as shall be agreed upon by the Representatives, the Trust and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment for the Preferred Securities purchased by the Underwriters shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them.

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, the closing with respect to such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Offerors, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

                  (d) Subject to the terms and provisions of the Declaration, certificates for the Preferred Securities to be purchased by the Underwriters shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Closing Time or any Date of Delivery, as the case may be.

                  (e) It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities that it has agreed to purchase. Merrill Lynch, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or any Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  At the Closing Time, or any Date of Delivery, as the case may be, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under this Section 2 to Merrill Lynch, Pierce, Fenner & Smith Incorporated by wire transfer of immediately available funds to a bank account designated by Merrill Lynch.

          SECTION 3. COVENANTS OF THE OFFERORS. The Offerors agree with each Underwriter as follows:

                  (a) Promptly following the execution of this Agreement, the Offerors will cause the Prospectus to be filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations and the Offerors will promptly advise the Underwriters when such filing has been made. The Offerors will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and
(v) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or blue sky laws or the initiation or threatening of any proceeding for such purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is, issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Offerors will give the Representatives notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish the Underwriters with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which counsel for the Underwriters shall reasonably object. Subject to the foregoing, following the execution and delivery of the Pricing Agreement, the Offerors will promptly prepare a supplement to the Prospectus to reflect the terms of the Preferred Securities and the terms of the offering contemplated by this Agreement and the Pricing Agreement. The Offerors will file such Prospectus as so supplemented pursuant to Rule 424(b) under the Act within the time periods provided by such Rule and Rule 430A(a)(3) under the Act.

                  (c) The Offerors will deliver to the Representatives and counsel for the Underwriters, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein), executed signature pages thereof and signed copies of all consents and certificates of experts as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                   (d) The Offerors will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                   (e) The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Offerors, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such untrue statement or omission or effect such compliance and the Offerors will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                   (f) The Company will, on behalf of the Trust, timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement covering a twelve-month period beginning after the "effective date" (as defined in Rule 158 of the 1933 Act Regulations) of the Registration Statement and ending not later than 15 months thereafter, that shall satisfy the provisions of Section 11(a) of the 1933 Act and said Rule 158.

                   (g) The Offerors will use their best efforts to effect the listing of the Preferred Securities (including the Preferred Securities Guarantee) on the New York Stock Exchange and to cause the Securities to be registered under the 1934 Act. If the Preferred Securities are exchanged for Subordinated Debt Securities, the Company will use its best efforts to effect the listing of the Subordinated Debt Securities on the exchange on which the Preferred Securities were then listed and to cause the Subordinated Debt Securities to be registered under the 1934 Act.

                   (h) During a period of 90 days from the date of the Pricing Agreement, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Subordinated Debt Securities or any subordinated debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities.

                   (i) The Offerors will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                   (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, without limitation, expenses related to the following, if incurred:
(i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including exhibits) and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Preferred Securities, (iii) the fees and disbursements of the Company's and the Trust's counsel and accountants, (iv) the qualification, as applicable, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey and any legal investment survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the preparation and delivery to the Underwriters of copies of any blue sky survey and any legal investment survey, (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities, (viii) the fees and expenses of the Trustees and the Debt Trustee, including the fees and disbursements of counsel for the Trustees and the Debt Trustee, (ix) any fees payable in connection with the rating of the Preferred Securities by nationally recognized statistical rating organizations, (x) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange, (xi) the cost and charges of the Company's counsel, accountants and other advisors or agents (including the transfer agents and registrars), (xii) the cost of qualifying the Preferred Securities with the Depository Trust Company, (xiii) any fees payable to the Commission, and (xiv) all other costs and expenses incident to the performance of the Offerors' obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section 4, the Underwriters will pay all of their own costs and ex-penses, including the fees of their counsel, transfer taxes on resale of any of the securities by them, and any advertising or marketing expenses in connection with any offers they may make.

                   If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 (other than Section 5(h)) or Section 9(a) (i) or the first clause of Section 9(a) (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Preferred Securities at the Closing Time or any Date of Delivery pursuant to this Agreement and the Pricing Agreement are subject to the accuracy of the representations and warranties of the Offerors contained herein or in certificates of any officer of the Company or any subsidiary of the Company or any Trustee delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

                   (a) At the time of execution and delivery of the Pricing Agreement and at Closing Time or any Date of Delivery, as the case may be, no stop order suspending the effectiveness of the Registration Statement or any part hereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (1), (2), (3), (4) or (5) as applicable.

                   (b) At Closing Time and on each Date of Delivery the Representatives shall have received:

         (1) The signed opinion, dated as of the Closing Time, or the Date of Delivery, as the case may be, of Deborah L. Long, Esq., Senior Vice President, Secretary and General Counsel of the Company, or any successor having substantially equivalent responsibilities with the Company, together with signed, or reproduced copies of such opinion for each of the other Underwriters, in form and in substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                    (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus as amended or supplemented; and all of the issued shares of capital stock of each of the Material Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of any perfected security interests and, to such counsel's best knowledge, any other security interests, claims, liens or encumbrances.

                    (iii) Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or became effective (other than the financial statements and the notes thereto, the financial statement schedules, and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (iv) All of the issued and outstanding Common Securities are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                    (v) The execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements, and the Guarantees and the consummation of the transactions contemplated hereby and thereby, and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, agreement, note, lease or other agreement or instrument known to such counsel to which any of the Trust, the Company or any Material Subsidiary is a party or by which any of them may be bound or to which any of their property or assets is subject, except, in all such cases, for such conflicts, breaches, violations or defaults as would not reasonably be expected to have a material adverse effect on the financial condition of the Trust, the Company and the Material Subsidiaries taken as a whole or would not reasonably be expected to have a material adverse effect on the issuance or sale of the Securities, or (b) result in any violation of the provisions of (x) the charter or by-laws of the Company or either of the Material Subsidiaries or the Certificate of Trust of the Trust or (y) any statute, rule or regulation known to such counsel of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Trust, the Company or any of the Material Subsidiaries or any of their respective properties or assets, except, with respect to clause (y) above, such violations as would not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and the Material Subsidiaries taken as a whole or the Trust or would not affect the validity of or otherwise have a material adverse effect on the issuance or sale of the Securities; and except that for purposes of this paragraph (v) such counsel need not express any opinion as to any violation of any federal or state securities laws or blue sky or insurance securities laws; provided further that insofar as performance by the Offerors of their obligations hereunder is concerned, such counsel need not express any opinion as to the Bankruptcy Exceptions.

                    (vi) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or the Trust is required for the issue or sale of the Common Securities or the Common Securities Guarantee or the offering, issuance or sale of the Securities or the consummation by the Company or the Trust of the transactions contemplated hereby, except such as have been, or will have been prior to Closing Time, obtained under the 1933 Act and the 1939 Act and such consents, approvals, Orders, authorizations, registrations or qualifications as may be required under state securities laws or blue sky laws or insurance securities laws in connection with the purchase and distribution of the Securities by the Underwriters, and except those which, if not obtained, would not reasonably be expected to have a material adverse effect on the financial condition or results of operation of the Company and its subsidiaries taken as a whole or the Trust.

                    (vii) There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject of a character required under the Federal securities laws to be disclosed in the Registration Statement or Prospectus which are not adequately disclosed in the Registration Statement or Prospectus.

          Such counsel shall also have stated that, while she has not herself checked the accuracy or completeness of or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of her review and discussion of the contents of the Registration Statement and Prospectus and any amendment or supplement thereto with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to her attention that would cause her to believe that the Registration Statement or the Prospectus, as amended or supplemented, as of the Representation Date and the Closing Time or any Date of Delivery (other than the financial statements and related notes, the financial statement schedules and other financial and statistical data included therein and the statements of eligibility of the respective Trustees on Form T-1 under the 1939 Act, as to which she need express no belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering the foregoing opinions, (i) such counsel may state that she is admitted to the Bar of the State of Alabama only, and (ii) such counsel may rely (A) as to any matter of Delaware or Federal Law, upon the opinion of Nancy Kane, Esq., Senior Associate Counsel of the Company delivered in accordance with Section 5(b)(2) and the opinion of Richards, Layton &

Finger, P.A. delivered in accordance with Section 5(b)(3), (B) as to any matter to which you consent (which consent shall not be unreasonably withheld), to the extent specified in such opinion, upon the opinions (copies of which shall have been provided to the Representatives) of other counsel in good standing whom such counsel believes to be reliable, provided that such counsel shall state that she believes that both she and the Representatives are justified in relying on such opinions and (C) as to matters of fact, upon certificates of officers and representatives of the Company and of public officials (copies of which shall have been provided to the Representatives), provided that such counsel shall state that she believes that both she and the Representatives are justified in relying upon such certificates.

         (2) The signed opinion, dated as of the Closing Time, or the Date of Delivery, as the case may be, of Nancy Kane, Esq., Senior Associate Counsel of the Company, together with signed, or reproduced, copies of such opinion for each of the other Underwriters, in form and in substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related notes, the financial statement schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion is being expressed) comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations; and the Declaration, the Indenture, the Guarantee Agreements and the Statements of Eligibility on Forms T-1 with respect to each of the Institutional Trustee, the Debt Trustee and the Guarantee Trustee filed with the Commission as part of the Registration Statement comply as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                    (ii) The Registration Statement has become effective under the 1933 Act; the Prospectus has been filed pursuant to Rule 424 of the 1933 Act Regulations, and no proceedings for a stop order have been instituted or are pending or, to the knowledge of such counsel, threatened under Section 8(d) of the 1933 Act; and no further approval of, authorization, consent, certificate or order of any governmental body, federal, state or other, is required in connection with the issuance and sale of the Securities to the Underwriters as provided in the Agreement and the Pricing Agreement, except as may be required by state securities laws.

                    (iii) The Declaration has been duly authorized, executed and delivered by the Company and the Trustees and, assuming due authorization, execution and delivery by the Institutional Trustee and the Delaware Trustee, is a valid and binding obligation of the Company, enforceable against the Company and each of the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Declaration has been duly qualified under the 1939 Act.

                    (iv) Each of the Offerors meets the requirements for use of Form S-3 under the 1933 Act Regulations.

                    (v) The Common Securities, the Preferred Securities, the Subordinated Debt Securities, the Declaration, the Indenture and each of the Guarantee Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

                    (vi) The statements in the Prospectus under the captions "Description of Securities," "Description of the Preferred Securities Guarantee," "Description of Debt Securities of Protective" and "Effect of Obligations under the Subordinated Debt Securities and the Preferred Securities Guarantees," insofar as such statements constitute summaries of certain provisions of the documents and laws referred to therein, have been reviewed by such counsel and fairly summarize the material provisions of such documents and laws.

                    (vii) Each of this Agreement and the Pricing Agreement has been duly authorized, executed and delivered by each of the Trust and the Company.

                    (viii) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement, assuming they are duly authorized, executed and delivered by the Guarantee Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                    (ix) The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent' that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

                    (x) The Subordinated Debt Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement and the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                    (xi) None of the Offerors is, and following consummation of the transactions contemplated hereby and the application of the proceeds therefrom in the manner set forth in the Prospectus will be, an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

          Such counsel shall also have stated that, while she has not herself checked the accuracy or completeness of or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (vi) above, in the course of her review and discussion of the contents of the Registration Statement and the Prospectus with cer-tain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to her attention that would cause her to believe that the Registration Statement or the Prospectus, as amended or supplemented, as of the Representation Date and the Closing Time or the Date of Delivery, as the case may be (other than the financial statements and related notes, the financial statement schedules, and other financial and statistical data included or incorporated by reference therein as to which she need express no belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering the foregoing opinion, such counsel may state that she is admitted to the Bar of the State of New York and that she expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the States of New York. In giving such opinion, such counsel may rely, as to matters of Delaware law, upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, in which case the opinion shall state that she believes that you and she are entitled to so rely.

         (3) The signed opinion, dated as of the Closing Time, or the Date of Delivery, as the case may be, of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act and has the statutory trust power and authority to conduct its business as described in the Registration Statement and the Prospectus.

                    (ii) Assuming that the Declaration has been duly authorized, executed and delivered by the Company and the Trustees, the Declaration constitutes a valid and binding obligation of the Trustees and the Company and is enforceable against the Trustees and the Company in accordance with its terms, except that to the extent that enforceability thereof may be limited by the Bankruptcy Exceptions.

                    (iii) Under the Delaware Act and the Declaration, the Trust has the power to (i) execute and deliver, and to perform its obligations under, this Agreement and the Pricing Agreement and (ii) issue, and perform its obligations under, the Common Securities and the Preferred Securities.

                    (iv) The execution and delivery by the Trust of this Agreement and the Pricing Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary action on the part of the Trust.

                    (v) The Preferred Securities have been duly authorized by the Declaration and, when executed by the Trust and the Institutional Trustee in accordance with the Declaration and delivered against payment therefor in accordance with the terms of this Agreement and the Pricing Agreement, will be validly issued and, subject to the qualifications hereinafter expressed in this paragraph (v), fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the

          General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration.

                    (vi) The Common Securities have been duly authorized by the Declaration and, when issued, executed and authenticated in accordance with the terms of the Declaration, and delivered and paid for as set forth in the Registration Statement, will be validly issued, undivided beneficial interests in the assets of the Trust.

                    (vii) Under the Delaware Act and the Declaration, the issuance of neither the Common Securities nor the Preferred Securities is subject to preemptive or other similar rights.

                    (viii) The issuance and sale by the Trust of the Preferred Securities and Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Pricing Agreement, the consummation of the transactions contemplated hereby and the compliance by the Trust with its obligations hereunder will not violate any of the provisions of the Certificate of Trust or Declaration or any applicable Delaware law or administrative regulation.

                    (ix) None of the execution and delivery by the Trust of, or the performance by the Trust of its obligations under, this Agreement and the Pricing Agreement, the issuance and sale of the Preferred Securities by the Trust in accordance with the terms of this Agreement and the Pricing Agreement and the consummation of the other transactions contemplated hereby, will contravene any provisions of applicable Delaware law or administrative regulations or the Certificate of Trust or the Declaration.

          (4) The signed opinion, dated as of the Closing Time and each Date of Delivery of Richards, Layton & Finger, P.A., counsel to Wilmington Trust Company, as Institutional Trustee under the Declaration and Guarantee Trustee under the Preferred Securities Guarantee Agreements, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                    (i) Wilmington Trust Company is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement.

                    (ii) The execution, delivery and performance by the Institutional Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Institutional Trustee and the Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Institutional Trustee and the Guarantee Trustee, respectively.

                    (iii) The execution, delivery and performance of the Declaration and the Preferred Securities Guarantee Agreement by the Institutional Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Institutional Trustee and the Guarantee 'Trustee, respectively.

                    (iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Institutional Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

          (5) The signed opinion of Debevoise & Plimpton, special tax counsel to the Offerors, dated as of the Closing Time and each Date of Delivery, together with signed or reproduced copies of such opinion for each of the other Underwriters, generally to the effect that (i) the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes and (ii) the statements set forth in the Prospectus relating to the issuance of the Preferred Securities under the caption "Federal Income Tax Consequences," to the extent that such statements relate to matters of law or legal conclusion, constitute the opinion of Debevoise & Plimpton, in each case based upon current law and the assumptions stated or referred to therein. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.

          (6) The signed opinion, dated as of the Closing Time and each Date of Delivery, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to the incorporation and legal existence of the Company, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Pricing Agreement, the Registration Statement, the Prospectus and other related matters as the Representatives may require. In giving their opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A. Delaware counsel for the Offerors, which shall be delivered in accordance with Section 5(b)(3) hereof.

                   (c) Between the Representation Date and the Closing Time or the Date of Delivery, as the case may be, no material adverse change shall have occurred in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business.

                   (d) At the Closing Time and each Date of Delivery, the Representatives shall have received a certificate of the President or a Vice-President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and a certificate of a Regular Trustee of the Trust, each dated as of the Closing Time or the Date of Delivery, as the case may be, to the effect that (i) since the Representation Date there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct as though expressly made at and as of the Closing Time or the Date of Delivery, as the case may be, (iii) each of the Trust and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or the Date of Delivery, as the case may be, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to their knowledge, threatened by the Commission.

                   (e) The Representatives shall have received letters from the Company's independent public accountants (dated the date of the Pricing Agreement and the Closing Time and each Date of Delivery, respectively) in the form attached hereto as Exhibit B.

                   (f) At Closing Time and each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated or in order to evidence the accuracy of any of the representations or warranties or statements of either of the Offerors, the performance of the covenants of the Offerors, or the fulfillment of any of the conditions herein contained.

                   (g) At Closing Time and each Date of Delivery, the Preferred Securities shall be rated at least "Baa1" by Moody's Investor's Service Inc. and "BBB+" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Trust shall have delivered to the Representatives a letter, dated the Closing Time or the Date of Delivery, as the case may be, from such nationally recognized statistical rating agencies, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have such ratings; and since the Representation Date there shall not have occurred any decrease in the ratings of any securities of the Company or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations) and such organization shall not have publicly announced that it has under surveillance or review its rating of any of the securities of the Company or of the Preferred Securities.

                   (h) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                   If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement and the Pricing Agreement or, in the case of any condition to the purchase of Option Securities on a Delivery Date which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company, at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and will remain in full force and effect.

          SECTION 6. INDEMNIFICATION.

                   (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                        (i) against any and all losses, claims, expenses, damages and liabilities whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A or (b) pursuant to paragraph (d) of Rule 434, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all losses, claims, expenses, damages and liabilities whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

                        (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by Merrill Lynch), as incurred, which expenses are reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, expense, damage or liability (x) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by any Underwriter through Merrill Lynch specifically for inclusion and actually included therein and (y) with respect to any preliminary prospectus to the extent that any such loss, claim, expense, damage or liability of such Underwriter results from the fact that such Underwriter sold Preferred Securities to a person as to whom it shall be established by the Company that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) in any case where such delivery is required by the 1933 Act, if such Underwriter failed to make reasonable efforts generally consistent with the then prevailing industry practice to effect such delivery and the Company has previously furnished copies thereof in sufficient quantities to such Underwriter and the loss, claim, expense, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

                   (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Trust, the Trustees and each of the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by such Underwriter through Merrill Lynch specifically for inclusion and actually included therein.

                   (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to paragraph 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to paragraph 6(b) above, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnifying party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                   (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (y) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

       SECTION 7. CONTRIBUTION.

             If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement and the Pricing Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

             The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement and the Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement and the Pricing Agreement (before deducting expenses) received by the Offerors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

             The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

             Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

             No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company and the Trust within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Offerors. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

       SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Trust, the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, the Company, any Underwriter or any controlling person thereof, and will survive delivery of and payment for the Securities.

       SECTION 9. TERMINATION OF AGREEMENT.

                   (a) The Representatives may terminate this Agreement and the Pricing Agreement, by notice to the Company and the Trust, at any time at or prior to the Closing Time or, with respect to the Option Securities, any Date of Delivery, (i) if there has been, since the time of execution of this Agreement or the Pricing Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of, the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities, or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of such exchanges or by such system or by order of the Commission, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal, Alabama, Delaware or New York State authorities.

                   This Agreement and the Pricing Agreement may also terminate pursuant to the provisions of Section 5, with the effect stated in such Section.

                   (b) If this Agreement and the Pricing Agreement are terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7 and 8 shall survive any such termination and will remain in full force and effect.

       SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Preferred Securities that it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company and the Trust shall have the right, within 24 hours after the expiration of such previous 24-hour period, to procure another party or other parties reasonably satisfactory to the Representatives to purchase the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Company and the Trust shall not have completed such arrangements within such 24-hour period, then:

                   (a) if the number of Defaulted Securities does not exceed 10% of the Preferred Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                   (b) if the number of Defaulted Securities exceeds 10% of the Preferred Securities, this Agreement and the Pricing Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                   No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                   In the event of any such default which does not result in a termination of this Agreement and the Pricing Agreement, either the Representatives or the Offerors shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

       SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon receipt, if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201 (telecopier no.: (212) 449-6739), attention of Mr. Jeff Consolino with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (telecopier no.:
(212) 735-2000), attention of Susan J. Sutherland, Esq.; and notices to the Trust and the Company shall be directed to them at Protective Life Corporation, 2801 Highway 280 South, Birmingham, Alabama 35223 (telecopier no.: (205) 868-3597), attention of Deborah J. Long, Senior Vice President, General Counsel and Secretary.

       SECTION 12. PARTIES. This Agreement and the Pricing Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

       SECTION 13. GOVERNING LAW AND TIME. This Agreement and the
Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law. Specified times of day refer to New York City time.

       SECTION 14. COUNTERPARTS. Each of this Agreement and the
Pricing Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                   If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                                  Very truly yours,

                                                  PROTECTIVE LIFE CORPORATION


                                              By: ______________________________
                                                  Name:  Deborah J. Long
                                                  Title: Senior Vice President,
                                                  Secretary, and General Counsel

                                              PLC CAPITAL TRUST IV

                                              By: ______________________________
                                                  Name:  Richard J. Bielen
                                                  Title:    Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written.

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Wachovia Securities, Inc.
Morgan Keegan & Company, Inc.
SunTrust Capital Markets, Inc.


By:      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

By:      ________________________________
         Name:
                       Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                    EXHIBIT A

                         4,000,000 Preferred Securities

                              PLC CAPITAL TRUST IV
                               (A Delaware Trust)

         7.25% Trust Originated Preferred Securities-SM- ("TOPrS-SM-"*)
              (Liquidation Amount of $25.00 per Preferred Security)

                                PRICING AGREEMENT

                            ------------------------

                                                              September 20, 2002

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Wachovia Securities, Inc.
Morgan Keegan & Company, Inc.
SunTrust Capital Markets, Inc.
    as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center

New York, New York 10281

Ladies and Gentlemen:

Reference is made to the Purchase Agreement, dated as of September 20, 2002 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley
& Co. Incorporated, Wachovia Securities, Inc., Morgan Keegan & Company, Inc. and SunTrust Capital Markets, Inc. are acting as Representatives (the "Representatives"), of the above 4,000,000 7.25% Trust Originated Preferred Securities (the "Preferred Securities"), of PLC Capital Trust IV, a Delaware statutory trust (the "Trust").

                   Pursuant to Section 2 of the Purchase Agreement, the Trust and Protective Life Corporation, a Delaware corporation (the "Company"), agree with each Underwriter as follows:

----------------

* -SM- "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

                   1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $25.00.

                   2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

                   3. The commission payable to the Underwriters to be paid by the Company shall be $0.7875 per Preferred Security (or a total of $3,150,000, assuming no exercise of the Underwriters' overallotment option).

                   4. The underwriters will purchase the Preferred Securities in the amounts set forth opposite their respective names on Schedule I hereto.

                   5. The underwriters will have the option to purchase on one or more occasions for a period of 30 days from the date hereof an additional 600,000 Preferred Securities solely to cover overallotments. The underwriters will purchase these additional Preferred Securities for the same price and commission per Preferred Security as set forth above plus accrued distributions and on a PRO RATA basis for the amounts set forth opposite their respective names on Schedule I hereto.

                   If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                              Very truly yours,

                                              PROTECTIVE LIFE CORPORATION


                                              By: ______________________________
                                                  Name:  Deborah J. Long
                                                  Title: Senior Vice President,
                                                  Secretary, and General Counsel

                                              PLC CAPITAL TRUST IV

                                              By: _____________________________
                                                  Name:  Richard J. Bielen
                                                  Title: Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written.

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Wachovia Securities, Inc.
Morgan Keegan & Company, Inc.
SunTrust Capital Markets, Inc.



By:      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

By:      ________________________________
         Name:
               Authorized Signatory

For themselves and as Representatives of the other
Underwriters named in Schedule A hereto

                                   SCHEDULE A

                                                                                                   NUMBER OF TRUST
                                      UNDERWRITER                                                PREFERRED SECURITIES
                                      -----------                                                --------------------
Merrill Lynch, Pierce, Fenner & -SM-ith Incorporated                                                          820,000
A.G. Edwards & Sons, Inc.                                                                                     805,000
Morgan Stanley & Co. Incorporated                                                                             805,000
Wachovia Securities, Inc.                                                                                     805,000
Morgan Keegan & Company, Inc.                                                                                 150,000
SunTrust Capital Markets, Inc.                                                                                150,000
Bear, Stearns & Co. Inc.                                                                                       30,000
H&R Block Financial Advisors, Inc.                                                                             30,000
Deutsche Bank Securities Inc.                                                                                  30,000
HSBC Securities (USA) Inc.                                                                                     30,000
Legg Mason Wood Walker, Incorporated                                                                           30,000
McDonald Investments Inc., a KeyCorp Company                                                                   30,000
Quick & Reilly, Inc.                                                                                           30,000
RBC Dain Rauscher Inc.                                                                                         30,000
Raymond James & Associates, Inc.                                                                               30,000
Charles Schwab & Co., Inc.                                                                                     30,000
U.S. Bancorp Piper Jaffray Inc.                                                                                30,000
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.                                               15,000
CIBC World Markets Corp.                                                                                       15,000
D.A. Davidson & Co.                                                                                            15,000
Davenport & Company LLC                                                                                        15,000
Fahnestock & Co. Inc.                                                                                          15,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                                                              15,000
Janney Montgomery Scott LLC                                                                                    15,000
Parker/Hunter Incorporated                                                                                     15,000
SWS Securities, Inc.                                                                                           15,000

              Total                                                                                         4,000,000

                                    Exhibit B

                                [Comfort Letter]